EXHIBIT 10.9.9

INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT (“Agreement”), dated as of March 5, 2002, is entered into by and among BANK OF AMERICA, N.A., as Administrative Agent for the Lenders under the Credit Agreement referred to below, THE BANK OF NEW YORK as Trustee for the Noteholders referred to below (the “Trustee”), CIRCUS AND ELDORADO JOINT VENTURE, a Nevada general partnership (“Borrower”), and SILVER LEGACY CAPITAL CORP., a Nevada corporation (“Capital”, and together with Borrower, “Debtors”).  All capitalized terms not otherwise defined herein shall have the meaning set forth in the Credit Agreement (defined below).

RECITALS

1.             Pursuant to the Second Amended and Restated Credit Agreement dated as of March 5, 2002 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Borrower, as borrower, the lenders from time to time parties thereto (each a “Lender” and collectively, the “Lenders”) and Bank of America, N.A., as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”), the Lenders have agreed to provide to Borrower (i) a term loan in the principal amount of $20,000,000 and (ii) a revolving credit facility in an aggregate principal amount of $20,000,000.

2.             Pursuant to the Credit Agreement, Borrower has executed an Second Amended and Restated Construction Deed of Trust of dated as of March 1, 2002 and effective as of the date hereof  (as at any time amended, supplemented or otherwise modified or replaced, the “Lender Deed of Trust”), a Second Amended and Restated Security Agreement of even date herewith (as at any time amended, supplemented or otherwise modified or replaced, the “Borrower Security Agreement”).

3.             In connection with the Credit Agreement, Capital has entered into, among other documents, a Guaranty dated as of March 5, 2002 in favor of the Administrative Agent, for the benefit of the Lenders (as at any time amended, supplemented or otherwise modified or replaced, the “Capital Guaranty”) and a Security Agreement dated as of March 5, 2002 in favor of the Administrative Agent, for the benefit of the Lenders (as at any time amended, supplemented or otherwise modified or replaced, the “Capital Security Agreement”).  In addition thereto, Galleon, Inc., a Nevada corporation, and Eldorado Limited Liability Company, a Nevada limited liability company (the “General Partners”), which are all of the general partners in the Borrower, have agreed to pledge their respective membership interests in the Borrower to the Administrative Agent pursuant to a Pledge Agreement to be delivered forthwith upon receipt of necessary approvals under applicable Gaming Laws (as at any time amended, supplemented or otherwise modified or replaced, the “Partner Pledge Agreement”).

4.             Concurrently herewith, the Debtors shall issue their $160,000,000 10 1/8% Mortgage Notes due 2012 (the “Notes”) pursuant to an Indenture dated as of March 1, 2002 among the Debtors and the Trustee (as amended, supplemented or otherwise modified from time to time, the “Indenture”).

5.             It is a condition precedent to the Lenders’ execution and delivery of the Credit Agreement and the making of the loans and the issuance of other credit accommodations thereunder that the Trustee execute and deliver this Agreement on behalf of the Noteholders for the purpose of subordinating the Liens granted by the Debtors to the Trustee for the benefit of the Noteholders to the Liens granted by the Debtors to the Lenders in the manner and to the extent set forth herein.

6.             Pursuant to Section 11.13 of the Indenture each Noteholder has, as a condition to accepting the Notes, agreed that the liens securing the Notes shall be subject to the terms of this Agreement and authorized the Trustee to execute and deliver this Agreement and take all action as is necessary or appropriate to acknowledge and effectuate the provisions of this Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

1.             Definitions and Construction.

(1)           Definitions.  For purposes of this Agreement, the following terms shall have the following definitions:

“Assets” means any interest of the Debtors, and either of them, and of any other Obligors, in any kind of property or asset, whether real, personal or mixed real and personal, or whether tangible or intangible, and includes without limitation the membership interests in Borrower.

“Bankruptcy Code” means the Bankruptcy Reform Act, Title 11 of the United States Code, as amended from time to time, or any successor statute.

“Code” means the Uniform Commercial Code as codified in the State of Nevada.  All terms used in this Agreement which are defined in the Code shall be construed and defined in accordance with the meaning and definition ascribed to such terms under the Code, unless another meaning is specifically provided herein.

“Collateral” means Assets with respect to which the Administrative Agent on behalf of the Lenders has a Lien at any time and with respect to which the Trustee on behalf of the Noteholders has a Lien at any time.

“Debtors” shall include both the named Debtors and any other Person at any time assuming or otherwise becoming primarily liable for all or any part of the obligations of the applicable Debtor under the Lender Documents, including, but not limited to, the trustees and the debtors-in-possession in any bankruptcy or similar proceedings involving the named Debtors.

“Distribution of Assets” means any distribution of the Assets or in respect thereof, or of the proceeds thereof, of any kind or character, whether in cash, property, or securities, and whether in respect of repayment of indebtedness or otherwise, and whether upon foreclosure, sale, liquidation or other disposition of the Assets by the parties or either of them as secured creditors, including, but not limited to, adequate protection payments under the Bankruptcy Code.

“Lender Default” means any “Event of Default” as defined in the Credit Agreement.

“Lender Documents” means the “Loan Documents” as defined in the Credit Agreement or the instruments, documents and agreements executed in favor of the lenders under any successor loan documents.

“Lender Obligations” means (i) the “Obligations” as defined in the Credit Agreement, including any such obligations incurred after the filing of a petition with respect to any applicable Obligor under any Bankruptcy Code (including any interest accruing under any  Lender Document after the filing of any such petition whether or not allowed or allowable as a claim in the bankruptcy proceeding); (ii) the obligations of the Debtors to any lenders directly or indirectly refinancing such Obligations, (iii) all obligations owed pursuant to any interest rate hedging arrangement with respect to such Obligations and any direct or indirect refinancings thereof; and (iv) all renewals, extensions, refinancings, refundings, amendments, restatements, supplements, and modifications of all of the foregoing obligations, provided that in any event the aggregate principal amount of the loans and letters of credit constituting Lender Obligations shall not be increased to an amount which is in excess of $40,000,000 less the principal amount of Term Loans from time to time repaid by the Debtor pursuant to Section 2.4A or 2.4B(iii) of the Credit Agreement (or any similar provision, in the case of an amendment, modification, replacement, substitution or refinancing thereof).

“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, charge or other encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any agreement to give or refrain from giving a lien, mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, charge or other encumbrance of any kind.

“Noteholder Default” means any “Event of Default” as defined in Section 6.01 of the Indenture.

“Noteholder Documents” means the Indenture, the Notes, and any certificates, agreements, instruments or other documents executed in connection therewith to which any Obligor and/or the Trustee or any Noteholder are a party.

“Noteholder Obligations” means all indebtedness, claims, debts, liabilities, or obligations of any Obligor owing to the Trustee or the Noteholders under the Noteholder Documents, in each case, of whatever nature, character or description, and whether presently existing or arising hereafter, including, but not limited to, all contract and tort claims that the Trustee or the Noteholders may have with respect thereto under the Noteholder Documents, together with interest and fees accruing thereon and costs and expenses (including attorneys’ fees and expenses) of collection thereof, and all renewals, extensions, refinancings, refundings, amendments, restatements, supplements, and modifications thereof.

“Noteholders” means the holders from time to time of the Notes and any instruments, documents or agreements directly or indirectly refinancing the same.  Subject to the terms hereof and of the Indenture, any right, remedy, privilege or power of the Noteholders shall be exercised by the Trustee.

“Obligors” means, collectively, Debtors, General Partners, and any other Person now or hereafter directly or contingently liable for all or any part of the Lender Obligations.

“Person” means any natural person, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, public authority, or any other organization, irrespective of whether it is a legal entity.

(2)           Construction.  Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, to the singular include the plural, and to the part include the whole, the term “including” is not limiting, and the term “or” has the inclusive meaning represented by the phrase “and/or.”  The words “hereof,” “herein,” “hereby,” “hereunder” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  Section, subsection and clause references are to this Agreement unless otherwise specified.

2.             Lien Subordination.

(1)           General.  The Trustee, the Noteholders and Debtors each covenant and agree that all of the Liens on the Assets securing all or any part of the Noteholder Obligations are and shall be subordinate, junior and inferior and postponed in priority, operation and effect to the priority, operation and effect of the Liens on the Assets securing all or any part of the Lender Obligations, including without limitation the Liens created by the Lender Deed of Trust, the Borrower Security Agreement, the Partner Pledge Agreement, and the Capital Security Agreement.  The subordination provided for herein shall be effective notwithstanding the perfection, order of perfection or failure to perfect or failure to maintain the perfection of any such Lien or the filing or recording, order of filing or recording or failure to file or record any instrument or other document in any filing or recording office in any jurisdiction.  The subordination provided for herein shall constitute a continuing and accepted offer to all holders, present and future, of the Lender Obligations, and shall be effective both in respect of the principal, interest, fees, indemnity claims and other obligations of the Obligors thereto, including without limitation any interest on the Lender Obligations arising following the filing of any petition against any Obligor under the Bankruptcy Code.

(2)           Subordination on Dissolution, Liquidation or Reorganization of Debtors.

(1)           Upon any Distribution of Assets, whether in the event of any dissolution or winding up or total or partial liquidation or reorganization of the Obligors (whether voluntary or involuntary), any adjustment or protection or relief or composition of any of the Obligors or their debts, in any bankruptcy, insolvency, receivership, arrangement, reorganization, relief or other proceeding of any Obligor or upon an arrangement for the benefit of creditors of any Obligor or any other marshaling of the assets and liabilities of any Obligor, or otherwise, then:

(1)           all amounts payable under or on account of the Lender  Obligations shall first be indefeasibly paid in full and in cash from such Distribution of Assets, before the holders of Noteholder Obligations shall be entitled to receive any Distribution of Assets; and

(2)           before any payment may be made on account of the Noteholder Obligations, any such Distribution of Assets to which the Noteholders would be entitled, but for the provisions of this Section 2(b)(i), shall be made directly to the Administrative Agent for the benefit of the Lenders to the extent necessary to indefeasibly pay all Lender Obligations in full, in cash, after giving effect to any concurrent payment or distribution to the Administrative Agent for the benefit of the Lenders.  In the case of a non-cash Distribution of Assets with respect to the Noteholder Obligations which is delivered to the Administrative Agent for the benefit of the Lenders under this Section 2(b)(i), the Lender Obligations shall be deemed satisfied in the amount equal to the cash realized by the Lenders upon disposition of such Distribution of Assets; until such disposition, the non-cash Distribution of Assets shall be held as security for the Lender Obligations.  Neither the Administrative Agent nor any Lender shall have any duty hereunder to sell or otherwise reduce to cash any non-cash Distribution of Assets turned over by the Trustee or any Noteholder in accordance with this Section 2(b)(i), and neither the Administrative Agent nor any Lender shall have any liability to the Trustee or any Noteholder with respect to any such sale or other disposition, under the Code or otherwise, except for liability arising from the Administrative Agent’s or any Lender’s willful misconduct or gross negligence, and such sale or other disposition shall not affect the Administrative Agent’s and the Lenders’ rights and remedies hereunder.

(2)           The Administrative Agent (on behalf of the Lenders) is hereby irrevocably authorized and empowered (in its own name or in the name of the Trustee, the Noteholders or otherwise), but shall have no obligation, to demand, sue for, collect and receive every Distribution of Assets and give acquittance therefor and take such other action on behalf of the Noteholders as it may deem necessary for the exercise or enforcement of any of the Lenders’ rights or interests hereunder.  The Trustee and the Noteholders shall duly and promptly take such action as the Administrative Agent may request (A) to collect the Noteholder Obligations for the account of the Lenders and to file appropriate claims or proofs of claim in respect of the Noteholder Obligations, (B) to execute and deliver to the Administrative Agent such powers of attorney, assignments, or other instruments as it may reasonably request in order to enable it to enforce any and all claims with respect to, and any Liens securing payment of, the Noteholder Obligations, and (C) to collect and receive any and all Distributions of Assets which may be payable or deliverable upon or with respect to the Noteholder Obligations.

(3)           Bankruptcy Reorganizations.  Without limitation upon Section 2(b) hereof, to the extent that any proceeding under the Bankruptcy Code results in the reorganization of the affairs of the Obligors, the Trustee and the Noteholders shall not vote for or approve any plan of reorganization which does not result in the full and immediate payment in cash of the Lender Obligations which the Lenders have not voted for or approved and which does any of the following:

(x)            extends the term of the Lender Obligations or delays or reduces any payment to which the Lenders would have been entitled but for the existence of such proceeding;

(y)           requires the Lenders to release any collateral or guarantees for the Lender Obligations or requires the Lenders to share any collateral or guarantees with any other Person (other than the Noteholders to the same extent permitted herein) or requires the liens of the Lenders to be subject or subordinate to the liens of any Person, including without limitation the provider of any “debtor-in-possession” financing or similar arrangements; or

(z)            otherwise requires the Lenders to accept “adequate protection” for their claims in lieu of full and immediate cash payment or first priority Liens on the Assets (subject only to liens and encumbrances then permitted by the terms of the Lender Obligations).

(4)           Subordination of Title Insurance Claims.  In the event that the Lenders and the Noteholders suffer any loss for which they are insured by title insurance in relation to the property purportedly encumbered by the Lender Deed of Trust or are otherwise entitled to assert a claim against such insurers, and for which the same insurers are liable to both the Lenders and the Noteholders (or as to which both the Lenders and the Noteholders may assert such a claim), then the claims of the Noteholders against such title insurers in respect to such losses shall be in every respect subordinated and junior to the claims of the Lenders against such title insurers.

(5)           Legends.  Each instrument, document and agreement evidencing any Lien held by the Trustee or the Noteholder on account of the Noteholder Obligations shall bear a prominent legend as follows:

“THE LIENS GRANTED PURSUANT TO THIS INSTRUMENT ARE SUBJECT AND SUBORDINATE TO THE LIENS GRANTED TO BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT PURSUANT TO AN INTERCREDITOR AGREEMENT DATED AS OF MARCH 5, 2002 WITH BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT.”

3.             Remedies Standstill.

(1)           The Trustee shall give written notice to the Administrative Agent of each Noteholder Default of which it gives notice to either of the Obligors or which it otherwise asserts against any of the Obligors (each a “Noteholder Default Notice”).  For so long as any Lender Obligations remain outstanding and unpaid, neither the Trustee nor the Noteholders shall, for a period of 90 days after the date upon which any Noteholder Default Notice is given (each such 90 day period (as extended pursuant to clause (c) of this Section, a “Standstill Period”), without the Administrative Agent’s prior written consent, given in the Administrative Agent’s sole and absolute discretion:  (i) exercise any right of set-off with respect to the Noteholder Obligations with respect to any Assets in its possession or control; (ii) exercise any right of possession of any Collateral securing the Noteholder Obligations or attach, seize, or realize upon any Collateral securing the Noteholder Obligations or otherwise enforce any Lien against the Assets or authorize or direct any trustee under any deed of trust to do so; or (iii) exercise any right under the Code, including, but not limited to, the right of strict foreclosure, but excluding the right of redemption in respect of any Asset.

(2)           No additional Standstill Period shall commence

on the basis of any Noteholder Default which occurs or is asserted during any Standstill Period, provided that (unless the Administrative Agent otherwise consents in writing in its  sole discretion), if the Trustee has not accelerated the balance of the Noteholder Obligations within the sixty day period following the end of any Standstill Period, then the Trustee shall be obliged to give a new Noteholder Default Notice to the Administrative Agent and to observe a new Standstill Period with respect to any Noteholder Defaults thereafter asserted.

(3)           In the event that, during or after any Standstill Period, either (i) a proceeding under the Bankruptcy Code or any similar debtor relief or reorganization law is commenced with respect to any Obligor, or (ii) the maturity of the Lender Obligations is accelerated and the Administrative Agent or the Lenders commence any foreclosure or enforcement proceedings with respect to the liens securing the Lender Obligations, then the Standstill Period shall be extended until such time as (y) the Lender Obligations are indefeasibly paid in full and in cash, or (z) the Lenders rescind such acceleration.  During the Standstill Period, as so extended, the Trustee and the Noteholders shall not without the Administrative Agent’s prior written consent, given in the Administrative Agent’s sole and absolute discretion:  (i) exercise any right of set-off with respect to the Noteholder Obligations with respect to any Assets in its possession or control; (ii) exercise any right of possession of any Collateral securing the Noteholder Obligations or attach, seize, or realize upon any Collateral securing the Noteholder Obligations or otherwise enforce any Lien against the Assets or authorize or direct any trustee under any deed of trust to do so; or (iii) exercise any right under the Code, including, but not limited to, the right of strict foreclosure, but excluding the right of redemption in respect of any Asset.

(4)           If the Trustee or the Noteholders take any action in violation of this Section 3, (i) the Administrative Agent may intervene in any proceeding seeking to enforce the Liens of the Noteholders or otherwise seek judicial restraint of such action, and (ii) the applicable Obligors may interpose as a defense or a dilatory plea the making of this Agreement and the Lenders may intervene and interpose such defense or plea in the names of the applicable Obligors.  If the Trustee or the Noteholders, other than in accordance with this Section 3, attempt to enforce any Lien with respect to the Noteholder Obligations, the Lenders or the applicable Obligors may, by virtue of this Agreement, restrain the enforcement thereof in the name of the Lenders or such Obligors.

(5)           Each Obligor covenants and agrees to toll, upon the Noteholders’ request, the statute of limitations with respect to any action which the Noteholders might bring but for the provisions of this Section 3.

4.             Proceeds of Collateral.  The Administrative Agent and the Lenders shall be entitled to the full and indefeasible payment and performance of the Lender Obligations from the Assets and the proceeds thereof prior to any payment or performance of the Noteholder Obligations from the Assets and the proceeds thereof.  In furtherance thereof, the Debtors agree that (a) following the giving of written notice by the Administrative Agent to the Borrower of the occurrence of any Lender Default which is a default in the payment of money (including any Lender Default which has resulted in an acceleration of the Lender Obligations) or (b) the filing of any proceeding under the Bankruptcy Code with respect to either of the Debtors, the Debtors shall not make (and the Trustee and the Noteholders agree that, they shall not take and receive) any payments with respect to the Noteholder Obligations from the Assets or the proceeds thereof, with any payment made in violation of this Section 4 being held by the Trustee in the manner described in Section 6.

5.             Disposition of Collateral.  Upon any foreclosure upon, or realization or collection in respect of, any Collateral, whether such action is taken by or on behalf of the Lenders or the Noteholders or otherwise, all Lender Obligations shall first be indefeasibly satisfied in full in cash from the proceeds thereof, before the Noteholders shall be entitled to receive or retain any proceeds or Assets from such foreclosure, realization or collection.

6.             Payments and/or Property Held in Trust.  If (a) any payment or other distribution (whether in cash or other property) is made to the Trustee or the Noteholders in violation of this Agreement or (b) any cash or other property is received by the Trustee or the Noteholders upon any disposition or other action with respect to any of the Collateral, including, but not limited to, converting accounts receivable, instruments and chattel paper to cash, in violation of this Agreement, before the Lender Obligations are paid in full, in cash, and the Credit Agreement is terminated or expires, then the Trustee and the Noteholders shall receive the same in trust for the Lenders’ benefit and shall forthwith remit it to the Administrative Agent for the benefit of the

Lenders in the form in which it was received, together with such endorsements or documents as may be necessary to effectively negotiate or transfer the same, to the extent necessary to pay in full, in cash, the Lender Obligations, after giving effect to any other payment or distribution with respect to the Lender Obligations.

7.             Trustee’s and Noteholders’ Representations, Warranties and Covenants.  The Trustee represents and warrants that it has not entered into any subordination agreement with respect to any Lien securing the Noteholder Obligations prior to the execution and delivery of this Agreement.  The Trustee covenants not to enter into any subordination agreement with respect to any Lien securing the Noteholder Obligations without the Lenders’ prior written consent, given in their sole and absolute discretion through the Administrative Agent.  Any and all such subsequent subordinations shall be, and shall be expressed to be, subject and subordinate to the terms of this Agreement.

8.             Rights of The Lenders Not to Be Impaired, Etc.

(1)           No right of the Administrative Agent or any Lender to enforce the subordination and other terms and conditions provided herein shall at any time or in any way be prejudiced or impaired by any act or failure to act by the Administrative Agent or any Lender, or by any non-compliance by any Obligor with the terms and provisions and covenants herein, regardless of any knowledge thereof the Administrative Agent or any Lender may have or with which the Administrative Agent or any Lender may otherwise be charged.  The Administrative Agent and the Lenders shall not be prejudiced in their right to enforce the subordination of any Liens securing the Noteholder Obligations by any act or failure to act by any Obligor or any other Person in custody of any of the Assets.

(2)           Without limiting the generality of the foregoing, the Trustee and the Noteholders, for the benefit of the Lenders, waive any right the Trustee or the Noteholders may have to require the Lenders to (i) proceed against any Person, including the Obligors; (ii) proceed against or exhaust any security held from any Obligor or any other Person; or (iii) pursue any other remedy in the Lenders’ power.

(3)           The Trustee and the Noteholders further waive, for the benefit of the Lenders, any defense or cause of action based upon or arising by reason of (i) any disability or other defense of any Obligor or any other Person; (ii) the cessation or limitation from any cause whatsoever, other than payment in full, of the Lender Obligations; (iii) any lack of authority of any officer, director, partner, agent or any other Person acting or purporting to act on behalf of any Obligor; (iv) any act or omission by the Administrative Agent or the Lenders which directly or indirectly results in or aids the discharge of any Obligor or any Lender Obligations by operation of law or otherwise; (v) any failure by the Administrative Agent, the Lenders or their agents to use reasonable care in the custody and preservation of Collateral in the possession of the Administrative Agent, the Lenders or their agents which directly or indirectly impairs or diminishes the value of the Liens securing the Noteholder Obligations; or (vi) any failure by the Administrative Agent, the Lenders or their agents to fulfill any duty owed to the Noteholders as bailee or agent with respect to any of the Collateral.

(4)           The Trustee and the Noteholders agree that the Lenders shall have the right to apply the proceeds of any disposition of Collateral in the manner the Lenders determine, in their sole and absolute discretion, provided that such application complies with applicable law and this Agreement.  Notwithstanding the foregoing sentence, any proceeds of any such disposition of Collateral remaining in the possession of the Administrative Agent or the Lenders after the Lender Obligations have been paid in full shall be paid by the Administrative Agent to the Trustee for application to the Noteholder Obligations.

(5)           The Trustee and the Noteholders agree that (i) the Lenders shall have no obligation to marshal any Collateral in favor of the Noteholders or any other Person; and (ii) neither the Administrative Agent nor the Lenders shall be liable to the Trustee or the Noteholders for any action or failure to act in exercising their rights and remedies under this Agreement, the Lender Documents or against any of the Collateral.

(6)           In the event of any sale or other disposition of all or any part of the Assets by the Administrative Agent or the Lenders, the Trustee shall deliver to the Administrative Agent any such instruments or documents as the Administrative Agent may request to evidence the termination of the Trustee’s and the Noteholder’s liens therein, concurrently with the execution or consummation of such sale or other disposition.

(7)           The Trustee and the Noteholders agree that the Liens against the Collateral securing the Noteholder

Obligations shall terminate upon exercise of the Lenders’ strict foreclosure rights under the Code, whether or not the Liens would terminate pursuant to the Code.  The Lenders are hereby irrevocably authorized and empowered (in their own name or in the name of the Noteholders or otherwise) to take all actions reasonable and necessary to effect such termination.

(8)           The Trustee and the Noteholders (i) consent to any extension or renewal of the Liens securing the Lender Obligations, (ii) waive any right to cure any Lender Default, whether by payment of any portion of the Lender Obligations or otherwise (but without prejudice to any rights of redemption or similar rights available to the Trustee and the Noteholders pursuant to applicable law), (iii) waive any right to set aside or otherwise legally challenge any foreclosure sale or other exercise of rights and remedies by the Lenders, (iv) waive any right to redeem any Collateral foreclosed upon or otherwise disposed of by the Lenders, (v) agree not to contest the commercial reasonableness of any sale of the Collateral by the Lenders, (vi) agree to cooperate with the Lenders in connection with any foreclosure sale or other exercise of rights and remedies by the Lenders, and (vii) agree that the Liens securing the Noteholder Obligations shall be extinguished with respect to any Collateral foreclosed upon or otherwise disposed of by the Lenders in accordance with this Agreement and applicable law.

(9)           The Trustee and the Noteholders agree that neither the Administrative Agent nor the Lenders shall be bailees, or agents of the Trustee or the Noteholders, with respect to Collateral in the Administrative Agent’s or any Lender’s possession for the purpose of perfecting the Trustee’s (on behalf of the Noteholders) Liens against such Collateral or otherwise, except upon the Lenders’ express written consent.  The Trustee and the Noteholders further agree that if the Administrative Agent or any Lender acts as a bailee or agent of the Trustee and the Noteholders with respect to any of the Collateral, the Administrative Agent or such Lender shall have no liability to the Trustee or the Noteholders with respect to the Administrative Agent’s or such Lender’s performance in such capacity, except for their gross negligence or willful misconduct.

(10)         The Trustee and the Noteholders agree that neither the Administrative Agent nor any Lender shall be a fiduciary or an agent of the Trustee or the Noteholders, or otherwise owe any duty to the Trustee or the Noteholders, by virtue of any provision of this Agreement or the Administrative

Agent’s or the Lenders’ exercise, or failure to exercise, any right hereunder.

1.             Conduct of Bankruptcy Proceeding.

(11)         In any bankruptcy, insolvency, receivership or other similar proceeding of any Obligor, the Trustee and the Noteholders agree that if the Trustee or any Noteholder has not filed a proof of claim with respect to the Noteholder Obligations on or prior to the date that is thirty days before the expiration of the time to file any such proof of claim, the Trustee or such Noteholder will be deemed to have irrevocably appointed the Administrative Agent its agent and attorney-in-fact (i) to make, file and present for and on behalf of the Trustee or such Noteholder such proofs of claims against any Obligor on account of the Noteholder Obligations and (ii) to vote such claims in such proceedings (in the name of the Lenders or the Trustee or such Noteholder as the Administrative Agent may deem necessary or advisable) if the Trustee or such Noteholder fails to vote such claim on or prior to the date that is ten days before the expiration of the time to vote any such claim; provided that the Administrative Agent shall have no obligation to make, file, present and/or vote any such proof of claim.  In the event the Administrative Agent votes any claim of the Trustee or any Noteholder in accordance with its authority granted hereby, the Trustee or such Noteholder, as applicable, shall not be entitled to change or withdraw such vote.

(12)         The Trustee and the Noteholders agree that the Lenders may consent to the use of cash collateral or provide financing to any applicable Obligor on such terms and conditions and in such amounts as the Lenders, in their sole and absolute discretion, may decide and that, in connection with such cash collateral usage or such financing, such Obligor (or a trustee appointed for the estate of such Obligor) may grant to the Administrative Agent on behalf of the Lenders Liens upon all Assets, which Liens (i) shall secure payment of all Lender Obligations (whether such Lender Obligations arose prior to the filing of the petition for relief under the Bankruptcy Code or arise thereafter), but subject to the limitations as to the principal amounts thereof set forth herein; and (ii) shall be superior in priority to the Liens held by Trustee for the benefit of the Noteholders on the Assets.  All allocations of payments between the Lenders and the Noteholders shall, subject to any court order, continue to be made after the filing of a petition under the Bankruptcy Code on the same basis that the payments were to be allocated prior to the date of such filing.  The Trustee and the Noteholders agrees that neither the Trustee nor the Noteholders, respectively, will object to or oppose a sale or other disposition of any Assets securing the Lender Obligations (or any portion thereof) free and clear of Liens or other claims of the Trustee and the Noteholders under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if the Lenders have consented to such sale or disposition of such Assets.  The Trustee and the Noteholders agree that it will not seek to have the automatic stay lifted with respect to the Noteholder Obligations and the Liens securing the Noteholder Obligations, in each case without the Lenders’ prior written consent, given in their sole and absolute discretion.  The Trustee and the Noteholders agree not to initiate or prosecute any claim, action or other proceeding (i) challenging the enforceability of the Lenders’ claim, or (ii) challenging the enforceability of any Liens in Assets securing the Lender Obligations or the priority thereof.

2.             Call Right in Favor of the Noteholders.  The Administrative Agent agrees on behalf of the Lenders that, unless a proceeding under the Bankruptcy Code has been filed in respect of any of the Obligors, it shall provide written notice of any acceleration of the maturity of the Lender Obligations to the Trustee (the “Call Notice’) and that the Noteholders shall have, during the thirty day period following such notice, the right to purchase the Lender Obligations from the Lenders for a purchase price equal to the outstanding principal balance thereof (including any outstanding letters of credit and other similar financial accommodations), plus all accrued and unpaid interest, fees and other amounts due to the Administrative Agent and the Lenders under the Lender Documents, provided that the Trustee and the Noteholders shall make arrangements reasonably acceptable to the Administrative Agent for backup indemnification for any contingent liabilities of the Debtors and their affiliates under the Lender Documents.  The Trustee and the Noteholders further agree that neither the Administrative Agent nor the Lenders will have any disclosure duty to the Trustee or Noteholders, respectively, other than to inform the Trustee of the amount of the Lender Obligations, and the Trustee agrees that neither the Administrative Agent nor the Lenders make any representation or warranty with respect to the Lender Obligations (except for their legal authority to sell and make settlements thereof), the Collateral or any other matter and the Trustee and the Noteholders waive any claim which the Trustee or the Noteholders, respectively, may have against the Administrative Agent or the Lenders with respect to the Lender Obligations and the Collateral as a result of exercising their rights under this Section.  In conjunction with the exercise of the Noteholders’ rights under this Section, the Noteholders exercising such rights  agree to execute and deliver all documentation requested by the Lenders which is necessary to effectuate the foregoing agreements and waivers.  The sole obligation of the Trustee hereunder shall be to deliver the Call Notice to the Noteholders following receipt thereof from the Administrative Agent.

9.             Subrogation.  Upon the payment in full, in cash, of the Lender Obligations and the termination or expiration of the Lender Documents, the Noteholders shall be subrogated to the rights of the Lenders to receive any Distribution of Assets made on account of the Lender Obligations to the extent that distributions otherwise payable to the Noteholders have been applied to payment of Lender Obligations, until the Noteholder Obligations shall be paid in full; and for the purposes of such subrogation, no Distribution of Assets to the Lenders of any cash, property, or securities to which the holders of Noteholder Obligations would be entitled except for the provisions hereof, and no payment paid over pursuant to the provisions of Section 6 to the Lenders by the Noteholders shall, as among the Obligors, their respective creditors, and the Noteholders, be deemed to be a payment by the Obligors to or on account of such Lender Obligations.  Neither the Administrative Agent nor the Lenders shall have any liability to the Trustee or the Noteholders, and the subordination and other provisions of this Agreement shall not be affected by, any act or omission by the Administrative Agent or the Lenders, prior to payment in full of the Lender Obligations and the termination or expiration of the Lender Documents, which affect in any way the Noteholders’ subrogation rights hereunder.

10.           Obligations of Obligors Unconditional.  Nothing contained in this Agreement is intended to or shall, as among the Obligors or their respective creditors, impair the obligations of the Obligors, which obligations are absolute and unconditional, to pay the Lender Obligations and the Noteholder Obligations as and when the same shall become due and payable in accordance with their terms.  Nothing contained in this Agreement is intended to or shall, as among the Obligors or their respective creditors, affect the relative rights of the Noteholders and other creditors of the Obligors (other than between the Noteholders and the Lenders).

11.           Further Assurances.  The Trustee and the Noteholders agree to take such actions and execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered,

such documents as are reasonably requested by any Obligor or the Administrative Agent to effectuate and carry out the purposes of this Agreement and the subordination provisions hereunder, so long as any such acts are consistent with and do not impose terms of subordination more onerous than the terms hereof.

12.           Modification and Expansion of Lender Obligations.  Notwithstanding any term of the Noteholder Documents to the contrary, the Lenders may (i) grant extensions of time of payment or performance of any Lender Obligations, (ii) make compromises and settlements with the Obligors and other Persons regarding any Lender Obligations, and (iii) increase, expand and/or modify any Lender Obligations without the consent of the Noteholders, and without affecting this Agreement and its rights hereunder, provided, in each case, that in any event the aggregate principal amount of the loans and letters of credit constituting Lender Obligations shall not exceed $40,000,000 less the principal amount of Term Loans from time to time repaid by the Debtor pursuant to Section 2.4A or 2.4B(iii) of the Credit Agreement (or any similar provision, in the case of an amendment, modification, replacement, substitution or refinancing thereof).  No action that the Administrative Agent or the Lenders may take, or refrain from taking, with respect to the Lender Obligations or any Collateral therefor or any agreements in connection therewith, shall affect this Agreement or the Administrative Agent’s or the Lenders’ rights hereunder.

13.           Discontinuation of Credit.  If, at any time hereafter, the Lenders shall, in the Lenders’ sole and absolute judgment, determine to discontinue the extension of credit to Borrower, the Lenders may do so if permitted by the terms and provisions of the Credit Agreement.  Such discontinuation notwithstanding, this Agreement shall continue in full force and effect until the Lender Obligations shall have been paid in full in cash and the Lender Documents terminate or expire.

14.           Statutes of Limitation.  The obligations of any Obligor, the Trustee and the Noteholders hereunder shall continue irrespective of, and each Obligor and the Trustee and the Noteholders hereby waive, so far as the law permits, any existing or future statutes of limitation applicable thereto or applicable to the enforcement of indebtedness and liability of any Obligor, and any Collateral therefor.

15.           Impairment of Lender Obligations or Lien.  No court or other action which has the effect of voiding, impairing, equitably subordinating or otherwise adversely affecting the

Lender Obligations or the Liens securing the Lender Obligations, whether upon the insolvency, bankruptcy or reorganization of Debtors or otherwise, shall affect the Administrative Agent’s or the Lenders’ rights hereunder or any of the Trustees or the Noteholders’ waivers, covenants or obligations hereunder.

16.           Breach of Duty or Obligation to the Trustee or the Noteholders.  No breach by the Administrative Agent or the Lenders of any duty or obligation owed to the Trustee or the Noteholders, whether under this Agreement or otherwise, nor any determination that the Administrative Agent or the Lenders have any liability to the Trustee or the Noteholders, whether under this Agreement or otherwise, shall affect the Administrative Agent’s or the Lenders’ rights hereunder or any of the Trustee’s or the Noteholders’ waivers, covenants or obligations hereunder.

17.           Waiver of Jury Trial.  THE TRUSTEE AND THE  NOTEHOLDERS, DEBTORS, AND THE ADMINISTRATIVE AGENT, ON BEHALF OF ITSELF AND THE LENDERS, EACH HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.  IF NECESSARY, EACH PARTY WILL UPON DEMAND EXECUTE AND DELIVER TO ANY OTHER PARTY ALL SUCH INSTRUMENTS AND DOCUMENTS AS MAY BE REQUIRED (OR REQUESTED BY SUCH OTHER PARTY) IN ORDER TO FILE PAPERS WITH ANY COURT OF COMPETENT JURISDICTION SO AS TO EFFECTIVELY WAIVE, OR ACKNOWLEDGE ITS WAIVER OF, ALL SUCH RIGHTS.

18.           Agreement by Obligors.  Each Obligor agrees that it will not, and it will not permit any affiliate or subsidiary to, take any action in contravention of the provisions of this Agreement.

19.           Miscellaneous Provisions.

(1)           Binding Effect; Authorization.  This Agreement shall be binding on Debtors, the Administrative Agent, the Lenders, the Trustee and the Noteholders, and deemed effective, when executed by Debtors, the Administrative Agent and the Trustee.  The Trustee is authorized under the Indenture to execute and deliver this Agreement for and on behalf of the Noteholders.  The Administrative Agent is authorized to execute and deliver this Agreement for and on behalf of the Lenders.

(2)           Parties Intended to be Benefitted.  All of the understandings, covenants and agreements contained herein are solely for the benefit of the Administrative Agent, the Lenders, the Trustee and the Noteholders and there are no other Persons (including Debtors) which are intended to be benefitted in any way by this Agreement.

(3)           No Limitation Intended.  Nothing contained in this Agreement is intended to affect or limit, in any way, the rights that each of the parties hereto has insofar as the rights of such party and third parties are involved.  The Administrative Agent, on behalf of itself and the Lenders, and the Trustee, on behalf of itself and the Noteholders, hereto specifically reserve all of their respective rights against the Obligors and other Persons.

(4)           Notices.  All notices, demands and other communications which a party may desire, or may be required, to give to another shall be in writing, shall be delivered personally against receipt, or sent by recognized overnight courier service, or mailed by registered or certified mail, return receipt requested, postage prepaid, or sent by telecopy, and shall be addressed to the party to be notified as follows:

Lenders:	Bank of America, N.A.,
as Administrative Agent
555 South Flower Street
Los Angeles, California 90071
Attn: Janice Hammond, V.P.
Telephone: (213) 228-9861
Telecopier: (213) 228 2299

Noteholders:	The Bank of New York, as Trustee
c/o United States Trust Company of New York
114 West 47th Street, 25th Floor
New York, New York 10036
Attn: Corporate Trust Agency
Telephone: ( ___ ) __________________
Telecopier: ( ___ ) __________________

Borrower or Capital:	Circus and Eldorado Joint Venture or
Silver Legacy Capital Corp.

c/o Gary Carano, General Manager
Silver Legacy Hotel and Casino
407 North Sierra Street
Post Office Box 3920
Reno, NV 89502
Telephone: 800/687-7733 ext. 7350
Telecopier: 775/325-7330

Any such notice, demand, or communication shall be deemed given when received if personally delivered or sent by overnight courier, or when deposited in the United States mails, postage prepaid, if sent by registered or certified mail, or when answerback received, if sent by telecopier.  The address for a party may be changed by notice given in accordance with this subsection.  All notices or other items required hereby to be delivered to any Lender shall be delivered to the Administrative Agent.  All notices or other items required hereby to be delivered to any Noteholder shall be delivered to the Trustee.

(5)           Choice of Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

(6)           Effectiveness and Condition Precedent.  The subordinations, agreements and priorities set forth hereinabove shall remain in full force and effect regardless of whether any party hereto in the future seeks to rescind, amend, terminate or reform, by litigation or otherwise, its respective agreements with Debtors.

(7)           Successors and Assigns.  This Agreement shall be binding upon, and shall inure to the benefit of, the participants, transferees, successors, and permitted assigns of the parties hereto; provided, however, that neither the Trustee nor the Noteholders shall transfer or assign any of their rights or obligations hereunder, or transfer or assign all or any part of their interest in the Liens securing the Noteholder Obligations to any person or entity, except in connection with the transfer of the Notes, without the prior written consent of the Lenders, any assignment being made in violation hereof being void ab initio.  The Trustee, on behalf of itself and the Noteholders, further agrees that if Debtors are in the process of refinancing a portion of the Lender Obligations with new lenders (the “New Creditors”) providing credit conforming to the definition of “Lender Obligations”, and if the Lenders make a request of the Trustee, the Trustee shall, on behalf of itself and the  Noteholders, promptly confirm in writing that the rights of the Administrative Agent and the Lenders under this Agreement shall inure to the specific  benefit of such New Creditors (subject to a written assumption by the New Creditors of the obligations of the Administrative Agent and the Lenders hereunder).

(8)           Headings.  Section headings used in this Agreement have been set forth herein for convenience of reference only.  Unless the contrary is compelled by the context, everything contained in each section hereof applies equally to this entire Agreement.

(9)           Severability.  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(10)         Waivers.  No failure on the part of the Administrative Agent or the Lenders to exercise, no delay in exercising and no course of dealing with respect to, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

(11)         Attorneys’ Fees.  If it becomes necessary for the Lenders or the Noteholders to commence any proceedings or actions to enforce the provisions of this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party all of the prevailing party’s reasonable costs and expenses in prosecuting such proceedings and actions, including reasonable attorneys’ fees, the usual and customary and lawfully recoverable proceeding costs, and all the expenses in connection therewith.

(12)         Entire Agreement; Modifications.  This Agreement contains all of the terms and conditions agreed upon by the parties relating to its subject matter and supersedes all prior and contemporaneous agreements, negotiations, correspondence, understandings and communications of the parties, whether oral or written, respecting that subject matter.  No modification, rescission, waiver, release, or amendment of any provision of this Agreement shall be made, except by a written agreement signed by the Administrative Agent (on behalf of the Lenders), the Trustee, in its capacity as trustee under the Indenture, and the Borrower.

(13)         Counterparts.  This Agreement may be signed in any number of counterparts, each of which will constitute an original, and all of which, taken together, shall constitute but one and the same agreement with the same effect as if the signatures thereon were upon the same instrument.

(14)         Trustee Protected.  Nothing contained in this Agreement shall be construed to impose any liability on the Trustee for any action or omission independently taken or made by any Noteholder, regardless of whether such action or omission violates or contravenes any provision hereof.  The Trustee shall be entitled to all of the rights provided in the Indenture, including Section 7.02 thereof, in carrying out is duties hereunder.

[THIS SPACE INTENTIONALLY LEFT BLANK -

SIGNATURE PAGES  TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

“Administrative Agent”

BANK OF AMERICA, N.A.,
as Administrative Agent for the Lenders

By:	/s/ Janice Hammond
Name:
Title: Vice President

“Trustee”

THE BANK OF NEW YORK,
as Trustee

By:	/s/ John Guiliano
Name:
Title: Authorized Signatory

“Borrower”

CIRCUS AND ELDORADO JOINT VENTURE,
a Nevada general partnership

By:	/s/ Gary Carano
Name:
Title: Chief Executive Officer

“Capital”

SILVER LEGACY CAPITAL CORP.,
a Nevada corporation

By:	/s/ Gary Carano
Name:
Title: President and CEO

[Intercreditor Agreement - Signature Page]

S-1